SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549


                                     FORM 8-K


                                  CURRENT REPORT


                      Pursuant to Section 13 of 15(d) of the
                        Securities and Exchange Act of 1934


  Date of Report (Date of earliest event reported):  September 5, 1995



                              IMMUCELL CORPORATION
              (Exact name of registrant as specified in its charter)



     Delaware               0-15507                 01-0382980
  (State or other        (Commission File         (IRS Employer
  jurisdiction of        Number)                   Identification No.)
  incorporation)


  56 Evergreen Drive, Portland, Maine                    04103
  (Address of principal executive offices)             (Zip Code)


  Registrant's telephone number, including area code:  207 878-2770



           (Former name or former address, if changed since last report)
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  Item 5. Other Events.

     On September 5, 1995, the Board of Directors of ImmuCell Corporation (the "Company") declared a dividend of one common share purchase right (a "Right") for each of the then outstanding shares of Common Stock, par value $0.10 per share, (the "Common Stock") of the Company. The dividend is payable on September 19, 1995 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one share of Common Stock of the Company at a price of $70.00 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer & Trust Co., as Rights Agent (the "Rights Agent").

     Until the earlier to occur of (i) 10 days following a public announcement that, without the prior consent of the "Continuing Directors" (as such term is defined in the Rights Agreement), a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock (such person being referred to as the "Acquiring Person"), or (ii) 10 days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate with a copy of this Summary of Rights attached thereto.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date, upon transfer or new issuance of Common Stock, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock, outstanding as of the Record Date, even without such notification or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on September 19, 2005 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case as described below.

     The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, stock split, combination or reclassification of, the Common Stock, (ii) upon the grant to holders of Common Stock of certain rights, options or warrants to subscribe for or
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  purchase shares of Common Stock at a price, or securities convertible into shares of Common Stock with a conversion price, less than the then current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness, cash (excluding regular quarterly or other periodic cash dividends paid out of the earnings or retained earnings of the Company), assets, stock (other than dividends payable in shares of Common Stock) or of subscription rights or warrants (other than those referred to above).

     In the event that, after the Distribution Date, the Company should consolidate or merge with and into any other person and the Company is not the surviving company, or, if the Company should be the surviving company, all or part of the Company's Common Stock is changed or exchanged for securities of any other person or if 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the Purchase Price. In the event that any person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person or any Affiliate or Associate of an Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon the exercise thereof at the then current Purchase Price, that number of shares of Common Stock having a market value of two times the Purchase Price; provided, however, that Rights are not exercisable following the occurrence of such event until such time as the Rights are no longer redeemable by the Company as set forth below.

     At any time after a person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Common Stock will be issued, and in lieu thereof, an adjustment in cash may be made based on the market price of the Common Stock on the last trading day prior to the date of exercise.

     At any time prior to the earlier of fourteen days following the date that any person or group becomes an Acquiring Person, (subject to extension by the Board of Directors of the Company), or the Final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.005 per Right (the "Redemption Price"); provided, that if the Board authorizes redemption of the Rights after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, there must be Continuing Directors then in office and a majority of the Directors of the Board and a majority of the Continuing Directors must approve such redemption. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Prior to the Distribution Date, the terms of the Rights Agreement may be amended by the Board of Directors of the Company without the consent of the holders of the Rights or holders of the Common Stock. From and after the Distribution Date, the terms of the Rights Agreement may be amended by the Company without the consent of the holders of the Rights or holders of the Common Stock in any manner which the Company may deem necessary or desirable so long as such supplement or amendment does not adversely affect the interest of Rights holders (other than the Acquiring Person or any Associate or Affiliates), and provided that such supplement or amendment may not lengthen the time period for redemption of the Rights if the Rights are not then redeemable and provided that there must be Continuing Directors then in office and that a majority of the Board and a majority of the Continuing Directors must approve such amendment. The Company may at any time prior to such time as a person or group of affiliated or associated persons becomes an Acquiring Person lower the threshold for a person or group becoming an Acquiring Person from 15% to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding shares of Common Stock then known to the Company to be beneficially owned by any such person or group of affiliated or associated persons and (ii) 10%. In no case shall any amendment or supplement at any time decrease the Redemption Price or the period of time remaining until the Final Expiration Date.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     A copy of the Rights Agreement between the Company and American Stock Transfer & Trust Co., as Rights Agent, is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement.


  Item 7. Financial Statements and Exhibits.

        Exhibit No.                          Exhibit

          4.1 Rights Agreement dated as of September 5, 1995, between the Company and American Stock Transfer & Trust Co., as Rights Agent, which includes as Exhibit A thereto the form of Right Certificate (and forms of assignment and election to purchase relating thereto) and as Exhibit B thereto the Summary of Rights to Purchase Common Stock.

                                    SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              IMMUCELL CORPORATION


  Date:  September 12, 1995        By: /s/ Michael F. Brigham
                                 Name:  Michael F. Brigham
                                Title: Chief Financial Officer and Treasurer
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                                   EXHIBIT INDEX


        Exhibit No.                          Exhibit

          4.1 Rights Agreement dated as of September 5, 1995 between the Company and American Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit A thereto the Form of Right Certificate (and forms of assignment and election to purchase relating thereto) and as Exhibit B thereto the Summary of Rights to Purchase Common Stock.







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